Exhibit 16

Change in Certifying Accountant

March 5, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Commissioners:

We have read the statements made by MainStreet BankShares, Inc., which have been filed with the Commission, pursuant to Item 8 of Form 10-KSB for the fiscal year ended December 31, 2003. We agree with the statements concerning our Firm in such Form 10-KSB.

Very truly yours,

/s/ McLeod & Company
MCLEOD & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS